Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-231778, 333-226246, and 333-259181 on Form S-3, and Registration Statement Nos. 333-144281, 333-155355, 333-159126, 333-166349, 333-172838, 333-179625, 333-186764, 333-194010, 333-202221, 333-209310, 333-225400, 333-239931, 333-261890, 333-265922, 333-273054, and 333-280562 on Form S-8 of our reports dated March 25, 2026, relating to the financial statements of comScore, Inc. and subsidiaries (the “Company”), appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

McLean, Virginia
March 25, 2026